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                                                                    Exhibit 3.4



                                    BY-LAWS

                                       OF

                                PNC FUNDING CORP

                                    Formerly

                    PITTSBURGH NATIONAL DISCOUNT CORPORATION
                          (a Pennsylvania Corporation)
                                Amended 8/21/97

                                   ARTICLE I

                                     Office
                                     ------

         Section 1. - The general office of this Corporation shall be located in the Pittsburgh National Building, Pittsburgh, Pennsylvania.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                                 Annual Meeting
                                 --------------

         Section 1. - The annual meeting of the shareholders of the Corporation shall be held at the general office of the Corporation or at such other place as the Board of Directors may designate on the first Tuesday in May of each year at 11:00 o'clock a.m. or on such other date as may be fixed by the Board of Directors.

                        Special Meeting of Shareholders
                        -------------------------------

         Section 2. - Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President or when requested in writing by one or more shareholders owning in the aggregate not less than twenty (20) per centum of all the shares outstanding and entitled to vote at the particular meeting.

                             Notice to Shareholders
                             ----------------------

         Section 3. - Written notice of every shareholders' meeting shall be given by mail to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the day named for the meeting, unless a greater period of notice is required by law to be given in any particular case. Such notice shall state the time and place of such meeting, and, if a special meeting, the purposes of such meeting. Notice of any meeting my be waived in writing by the shareholders


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and attendance at the meeting shall itself constitute a waiver of notice of the meeting. The Board of Directors shall fix a date not more than fifty (50) days prior to the date of the meeting as the record date for determining shareholders entitled to vote at any meeting.

                        Quorum of Shareholders Necessary
                        --------------------------------

         Section 4. - The presence, in person or by proxy, of the holders of a majority of the outstanding share entitled to vote shall be necessary to constitute a quorum and a shareholders' meeting shall not be organized for the transaction of business unless a quorum is present. A majority of the votes cast shall decide every question submitted to the shareholders unless otherwise provided by law.

                             Election of Directors
                             ---------------------

         Section 5. - At the annual meeting of the shareholders the election of Directors for the ensuing year shall be held and such other business transacted as shall properly be brought before the meeting. Election of Directors need not be by ballot.

                    Consent of Shareholders Without Meeting
                    ---------------------------------------

         Section 6. - Any action which may be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a consent in writing setting forth the action so taken, signed by all the shareholders who would be entitled to vote at a meeting for such purpose, shall be filed with the Secretary of the Corporation.

                                  ARTICLE III

                                   DIRECTORS

                               Board of Directors
                               ------------------

         Section 1. - The business and affairs of the Corporation shall be managed by the Board of Directors of not less than three nor more than ten persons who need not be shareholders, as from time to time shall be determined by the Board of Directors or by the majority of the votes to which all shareholders are at the time entitled at any meeting of shareholders at which Directors are elected. If the number of Directors shall not be changed at any such meeting, it shall remain as theretofore established, except that the Board of Directors by vote of a majority of the number of Directors then in office may between annual meetings increase the membership of the Board within the maximum of the above prescribed by not more than two members, and by like vote appoint Directors to fill the vacancies created thereby. The Directors shall hold office until the next succeeding annual meeting and until their successors shall be elected and qualified.


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                       Organization of Board of Directors
                       ----------------------------------

         Section 2. - After the Board of Directors shall have been elected they shall meet and elect those officers as are authorized by these by-laws. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its best judgment, the best interests of the corporation will be served thereby, without prejudice, however, to any contract rights the person so removed may have.

                         Vacancy in Board of Directors
                         -----------------------------

         Section 3. - Any vacancy in the Board of Directors shall be filled by a majority of the remaining members of the Board, though less than a quorum, and each person so elected shall be a Director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose.

                               Directors Meetings
                               ------------------

         Section 4. - Regular meetings of the Board of Directors may be held without notice at such times and at such places as the Board of Directors, by resolution, shall establish. When a regular meeting falls on a business holiday, it shall be held on the preceding or next following business day, as the Chief Executive Officer shall select.

                           Participation by Telephone
                           ---------------------------

         Section 5. - At the discretion of the Chairman of the Board, or other presiding officer, one or more directors may participate in a meeting of the Board of Directors or in a meeting of a committee of the Board by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.

                          Quorum of Board of Directors
                          ----------------------------

         Section 6. - Two fifths (2/5) of the Directors in office shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.


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                   Written Consent to Action Without Meeting
                   -----------------------------------------

         Section 7. - If all the Directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

                              Removal of Directors
                              --------------------

         Section 8. - The entire Board of Directors or any individual Director may be removed from office by a majority vote of the holders of the outstanding shares entitled to vote at an election of Directors. In case the Board or any one or more Directors be so removed, new Directors may be elected at the same meeting.

                                   ARTICLE IV

                                    OFFICERS

                                  Designation
                                  -----------

         Section 1. - The Officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may authorize.

                             Chairman of the Board
                             ---------------------

         Section 2. - The Chairman of the Board shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders, of the Board of Directors, and of the Executive Committee at which he is present and shall be ex officio a member of all Committees and, subject to the direction of the Board of Directors, he shall have the general supervision of the policies, business and operations of the corporation and of the other officers, agents and employees of the corporation; he shall have all other powers and duties as are usually incident to the chief executive officer of a corporation and shall perform the duties of the President in the event the President is not available.

                                   President
                                   ---------

         Section 3. - The President shall be the chief administrative officer of the corporation and shall have general supervision under the direction of the Chairman of the Board of the operations of the corporation and of the other officers, agents and employees and shall be ex officio a member of all Committees; he shall have all the administrative powers and duties that are usually incident to the office of the President of a corporation and shall cooperate and advise with the Chairman of the Board and shall have all of the powers and duties of the Chairman of the Board in the event that the Chairman of the Board is absent or unable to serve, and shall have such other duties as


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may be assigned to him from time to time by the Board of Directors or the
Chairman of the Board. In the absence of the Chairman of the Board he shall preside at the meetings of the shareholders, of the Board of Directors, and of the Executive committee unless some other person shall be appointed by the Board of Directors.

                                Vice Presidents
                                ---------------

         Section 4. - The Vice Presidents, if such are elected, shall have the duties and powers as may from time to time be assigned to them by the Board of Directors or by the Chairman of the Board in the absence of any assignment by the Board of Directors.

                                   Treasurer
                                   ---------

         Section 5. - The Treasurer shall be responsible for all moneys, funds, securities, fidelity and indemnity bonds and other valuables belonging to the corporation, shall cause to be kept proper records of the transactions of the corporation; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.

                                   Secretary
                                   ---------

         Section 6. - The Secretary shall attend the meetings of the shareholders, of the Board of Directors, and of the Executive Committee and shall keep minutes thereof in suitable minute books. He shall have charge of the corporate records, papers and the corporate seal. He shall have charge of the stock and transfer records of the corporation and shall keep a record of all shareholders and give notices of all meetings of shareholders, special meetings of the Board of Directors and of special meetings of the Executive Committee. He shall have such other duties as the Board of Directors or the Chairman of the Board shall assign to him.

                                  Comptroller
                                  -----------

         Section 7. - The Comptroller, if a Comptroller is elected, shall be the chief accounting officer and shall supervise systems and accounting records and shall be responsible for the preparation of financial reports.

                                    Auditor
                                    -------

         Section 8. - The Auditor, if an Auditor is elected, shall have charge of auditing the books, records and accounts. He shall report directly to the Board of Directors or a committee thereof.


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                               Assistant Officers
                               ------------------

         Section 9. - Each Assistant Officer as shall be elected shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chairman of the Board, or the officer to whom he is assistant, may from time to time assign to him.

                                   ARTICLE V

                                   COMMITTEES

                              Standing Committees
                              -------------------

         Section 1. - The Standing Committees which may be appointed from time to time by the Board of Directors may be an Executive Committee, and such other Committees as the Board of Directors or the Chairman of the Board shall deem advisable.

                              Executive Committee
                              -------------------

         Section 2. - The Executive Committee, if one shall be appointed, shall consist of not less than two Directors, who from time to time shall be appointed by the Board of Directors or the Chairman of the Board. The Committee shall meet at such time or times as may be fixed by the Board of Directors or upon the call of the Chairman of the Board. Any other member of the Board of Directors who may see fit to attend, may participate in any or all meetings of the Executive Committee without formal appointment, and, when in attendance, shall be deemed and treated for all purposes as a member of the Committee. The Chairman of the Board shall act as Chairman of the Executive Committee and in his absence the President, unless the Board of Directors shall appoint some other person. The Executive Committee shall have and exercise in the intervals between the meetings of the Board of Directors all the powers of the Board of Directors so far as may be permitted by law. All acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done and conferred under authority of the Board of Directors. A number of directors equal to a majority of the number of directors from time to time formally appointed to the Executive Committee shall constitute a quorum regardless of whether the directors present shall have been formally appointed to the Executive Committee, and the action of a majority of the directors present at a meeting shall decide any matter or question submitted to the Executive Committee.


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                                    Minutes
                                    -------

         Section 3. - The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. All other Committees shall keep minutes of their meetings which shall be accessible to inspection by the Board of Directors at all times.

                                   Procedure
                                   ---------

         Section 4. - Except as otherwise expressly provided for herein, each Committee may appoint a secretary, adopt its own rules of procedure and, unless the Board of Directors has acted with respect thereto, determine the date, place and hour for its meetings. In the absence of any other specific provisions therefor all meetings of committees shall be governed by "Roberts Rules of Order" and a majority of the members of any committee shall constitute a quorum, and the action of a majority of the members in attendance at a meeting shall constitute the action of the body. A special meeting of any Committee may be called by the Chairman of the Board at any time. Notice of such special meeting shall be given to each member personally, or by mail or telegraph to his address appearing on the books of the Corporation by deposit in any post office or telegraph office, on or before the day preceding the meeting.

                                   Attendance
                                   ----------

         Section 5. - In the event of the absence or inability of any member of any Committee to attend any meeting of the Committee the Chairman of the Board may appoint any director who is not a member of the Committee as a temporary member to take the place at any meeting or meetings of any director member who is absent or unable to attend.

                                   ARTICLE VI

                           GENERAL POWERS OF OFFICERS

                                    The Seal
                                    --------

         Section 1. - The Chairman of the Board, the President, each Vice President, the Treasurer and each Assistant Treasurer, the Secretary and each Assistant Secretary, shall have authority to affix and attest the corporate seal of the corporation adopted by the Board of Directors.


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           Sale, Assignment, Receipt, Satisfaction, and Execution of
                       Documents by Corporate Attestation
                       ----------------------------------

         Section 2. - The Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary and any other officers or agents authorized by the Board of Directors are and each of them acting above is hereby authorized and empowered:

                   a. To sell, assign and transfer any and all shares of stock, bonds or other personal property standing in the name of the corporation or held by the corporation either in its own name or in any fiduciary capacity or as agent;

                  b. To assign and transfer any and all registered bonds of the United States or its instrumentalities and the bonds of any state, city, county, borough or other municipality and the bonds of any corporation and to execute requests for payment or reissue of any such bonds that may be issued now or hereafter and held by the corporation in its own right or in any fiduciary capacity or as agent;

                  c. To sell at public or private sale, lease, mortgage or otherwise dispose of, for such price or prices and upon such terms and conditions as may be deemed advisable, any real estate or any interest therein now held or which may be hereafter acquired or held by the corporation in its own right or in any fiduciary capacity or as agent; and for and on behalf of the corporation and as its corporate act and deed to execute and deliver any conveyances of any such real estate, agreements, contracts, bills of sale, assignments of mortgages, judgments, claims, powers of attorney or other instruments which may be necessary in relation to any estate or property, real or personal, standing in the name of this corporation in its own right or in any fiduciary capacity or as agent and to affix the corporate seal of the corporation to any or all such instruments in writing and to acknowledge the same before any person having authority to take such acknowledgements on such instruments to the intent that they may be duly recorded;

                  d. To receive and receipt for any sums of money or property due or owing to this corporation in its own right or in any fiduciary capacity or as agent and to execute any instrument of satisfaction therefor or of any mortgage, judgment or other lien of record in the Office of the Recorder of Deeds, the Prothonotary or other office or Court of Record in Allegheny County or elsewhere;

                  e. To execute and deliver any and all deeds, contracts, agreements, leases, conveyances, bills of sale, petitions, writings, instruments, releases, acquittances and obligations necessary in the exercise of the corporate powers of the corporation.


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                    Signatures without Corporate Attestation
                    ----------------------------------------

         Section 3. - The Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and such other officers, employees and agents as the Board of Directors or the Executive Committee may appoint are each hereby authorized and empowered:

                  a. To sign or countersign checks, drafts, acceptances, promissory notes, and correspondence and other papers or documents not ordinarily requiring execution under the seal of the corporation;

                  b. To receive and receipt for any sums of money or property due or owing to this corporation in its own right or in any fiduciary capacity or as agent and, either as Attorney-in-Fact for the corporation or otherwise, to enter satisfaction therefor or of any mortgage, judgment or other lien in the Office of the Recorder of Deeds or the Prothonotary or other office or Court of Record in Allegheny County or elsewhere.

                                  ARTICLE VII

                               STOCK CERTIFICATES

                                   Signatures
                                   ----------

         Section 1. - Certificates of stock of the corporation shall be signed by the Chairman of the Board, or the President, or a Vice President, and countersigned by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation. The seal may be a facsimile. Where any such certificate is manually signed by the transfer agent or the Registrar, the signatures of the officers of the corporation upon such certificate may be facsimiles. In case any such officer who has signed or countersigned, or whose facsimile signature has been placed upon, such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer were still an officer at the time of its issue.

                                    Transfer
                                    --------

         Section 2. - The shares of stock of the corporation shall be transferable only on its books upon surrender of the stock certificate for such shares properly endorsed. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more such Transfer Agents and Registrars.


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                                  Record Date
                                  -----------

         Section 3. - Transfers of stock shall not be suspended preparatory to the declaration of dividends but dividends shall be paid to the shareholders in whose name the stock is standing on the records of the Corporation at the close of business on such day subsequent to the date of declaration of the dividend as the Board of Directors may designate.

                                Lost Certificate
                                ----------------

         Section 4. - If a stock certificate shall be lost, stolen, or destroyed, the shareholder may file with the corporation a affidavit stating the circumstances of the loss, theft, or destruction and may request the issuance of a new certificate. He shall give to the corporation a bond which shall in such sum, contain such terms and provisions and have such surety or sureties as the Board of Directors may direct. The corporation may thereupon issue a new certificate replacing the certificate lost, stolen or destroyed.

                              Form of Certificate
                              -------------------

         Section 5. - Certificates evidencing the shares of stock of the corporation shall be in the form as the Board of Directors shall from time to time direct.

                                  ARTICLE VIII

                    EXERCISE OF AUTHORITY DURING EMERGENCIES

         Section 1. - The Board of Directors or the Executive Committee may from time to time adopt resolutions authorizing certain persons and entities to exercise authority on behalf of this corporation in time of emergency, and in the time of emergency any such resolutions will be applicable, notwithstanding any provisions as to the contrary contained in these By-laws.

                                   ARTICLE IX

                            CHARITABLE CONTRIBUTIONS

         Section 1. - The Board of Directors may authorize contributions to community funds, or to charitable, philanthropic, or benevolent instrumentalities conducive to public welfare in such sums as the Board of Directors may deem expedient and in the interests of the corporation.


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                                   ARTICLE X

                                   AMENDMENTS

         Section 1. - These By-laws may be altered, amended, added to or repealed by a vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the board of Directors called for that purpose.

                                   ARTICLE XI

               DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

         Section 1.        Limitation of Director Liability

         A director of the Corporation shall, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, have no personal liability for monetary damages for any action taken, or any failure to take any action as a director, provided that this Section 1, Article XI shall not eliminate the liability of a director in any case where such elimination is not permitted by law.

         Section 2.        Indemnification

         Each person who at any time is or shall have been a director or officer of the Corporation, or is serving or shall have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. The foregoing right of indemnification shall constitute a contract between the Corporation and each of its directors and officers and shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of shareholders or directors, or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the laws of the Commonwealth of Pennsylvania.